Acquisition Announcement
July 20, 2015
Filed by SunEdsion, Inc.
(Commission File No. 001-13828) pursuant to
Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under
the Securities Exchange Act of 1934
Subject Company: Vivint Solar, Inc.
Commission File No.: 001-36642

Disclaimer

This
report
contains
“forward-looking
statements”
within
the
meaning
of
Section
27A
of
the
Securities
Act
of
1933
and
Section
21E
of
the
Securities
Exchange
Act
of
1934.
Such
forward-looking
statements
are
subject
to
certain
risks,
uncertainties
and
assumptions,
including
the
timing
of
the
completion
of
our
acquisitions,
and
typically
can
be
identified
by
the
use
of
words
such
as
“expect,”
“estimate,”
“anticipate,”
“forecast,”
“intend,”
“project,”
“target,”
“plan,”
“believe”
and
similar
terms
and
expressions.
Certain
matters
discussed
in
this
presentation
and
conference
call
are
forward-looking
statements,
including
statements
in
respect
of
expected
or
targeted
results
or
dividends.
The
forward-looking
statements
contained
in
this
presentation
represent
SunEdison’s
and
TerraForm
Power's
judgment
as
of
the
date
of
this
presentation
and
are
based
on
current
expectations
and
assumptions.
Although
SunEdison
and
TerraForm
Power
believe
that
their
expectations
and
assumptions
are
reasonable,
they
can
give
no
assurance
that
these
expectations
and
assumptions
will
prove
to
have
been
correct,
and
actual
results
may
vary
materially.
Factors
that
could
cause
actual
results
to
differ
materially
from
those
set
forth
in
the
forward-looking
statements
include,
among
others:
the
failure
of
counterparties
to
fulfill
their
obligations
under
off-take
agreements;
price
fluctuations,
termination
provisions
and
buyout
provisions
in
offtake
agreements;
TerraForm’s
ability
to
enter
into
contracts
to
sell
power
on
acceptable
terms
as
offtake
agreements
expire;
delays
or
unexpected
costs
during
the
completion
of
projects
under
construction;
TerraForm
Power’s
ability
to
successfully
identify,
evaluate
and
consummate
acquisitions
from
SunEdison
or
third
parties
and
to
integrate
such
assets,
including
the
Invenergy
assets
and
the
Vivint
Solar
acquisition;
government
regulation;
operating
and
financial
restrictions
under
agreements
governing
indebtedness;
SunEdison’s
and
TerraForm
Power’s
ability
to
borrow
additional
funds
and
access
capital
markets;
SunEdison’s
and
TerraForm
Power’s
ability
to
compete
against
traditional
and
renewable
energy
companies;
hazards
customary
to
the
power
production
industry
and
power
generation
operations,
such
as
unusual
weather
conditions
and
outages,
and
TerraForm
Power’s
ability
to
operate
its
business
efficiently
and
enter
into
new
business
segments
or
new
geographies.
Furthermore,
any
dividends
are
subject
to
available
capital,
market
conditions
and
compliance
with
associated
laws
and
regulations
and
other
matters
that
our
board
of
directors
deem
relevant.
SunEdison
and
TerraForm
Power
undertake
no
obligation
to
update
or
revise
any
forward-looking
statements,
whether
as
a
result
of
new
information,
future
events
or
otherwise,
except
as
otherwise
required
by
law.
The
foregoing
review
of
factors
that
could
cause
SunEdison’s
and
TerraForm
Power’s
actual
results
to
differ
materially
from
those
contemplated
in
the
forward-looking
statements
included
in
this
report
should
be
considered
in
connection
with
information
regarding
risks
and
uncertainties
that
may
affect
SunEdison’s
and
TerraForm
Power’s
future
results
included
in
SunEdison’s
and
TerraForm
Power’s
filings
with
the
Securities
and
Exchange
Commission
available
at
www.sec.gov.
This
presentation
also
includes
non-GAAP
financial
measures.
You
can
find
a
reconciliation
of
the
non-GAAP
financial
measures
to
the
most
directly
comparable
GAAP
financial
measures
in
the
appendix
to
this
presentation.

Additional Information

The
proposed
merger
transaction
between
SunEdison
and
Vivint
Solar
will
be
submitted
to
the
stockholders
of
Vivint
Solar
for
their
consideration.
SunEdison
intends
to
file
with
the
SEC
a
registration
statement
on
Form
S-4
that
will
include
a
prospectus
of
SunEdison
and
a
proxy
statement
of
Vivint
Solar,
and
Vivint
Solar
intends
to
file
with
the
SEC
a
definitive
proxy
statement
on
Schedule
14A.
SunEdison
and
Vivint
Solar
also
plan
to
file
other
relevant
documents
with
the
SEC
regarding
the
proposed
transaction.
INVESTORS
AND
SECURITY
HOLDERS
OF
VIVINT
SOLAR
ARE
URGED
TO
READ
THE
PROXY
STATEMENT,
PROSPECTUS
AND
ANY
OTHER
RELEVANT
DOCUMENTS
THAT
WILL
BE
FILED
WITH
THE
SEC
CAREFULLY
AND
IN
THEIR
ENTIRETY
WHEN
THEY
BECOME
AVAILABLE,
BECAUSE
THEY
WILL
CONTAIN
IMPORTANT
INFORMATION
ABOUT
SUNEDISON,
VIVINT
SOLAR
AND
THE
PROPOSED
TRANSACTION.
Investors
and
security
holders
will
be
able
to
obtain
these
materials
(when
they
are
available)
and
other
documents
filed
with
the
SEC
free
of
charge
at
the
SEC’s
website,
www.sec.gov.
Copies
of
documents
filed
with
the
SEC
by
SunEdison
(when
they
become
available)
may
be
obtained
free
of
charge
on
SunEdison’s
website
at
www.sunedison.com
or
by
directing
a
written
request
to
SunEdison,
Inc.,
Investor
Relations,
13736
Riverport
Drive,
Ste.
1800,
Maryland
Heights,
MO
63043.
Copies
of
documents
filed
with
the
SEC
by
Vivint
Solar
(when
they
become
available)
may
be
obtained
free
of
charge
on
Vivint
Solar’s
website
at
www.vivintsolar.com
or
by
directing
a
written
request
to
Vivint
Solar,
Inc.,
3301
N.
Thanksgiving
Way,
Suite
500,
Lehi,
UT
84043.
Investors
and
security
holders
may
also
read
and
copy
any
reports,
statements
and
other
information
filed
by
SunEdison
or
Vivint
Solar,
with
the
SEC,
at
the
SEC
public
reference
room
at
100
F
Street,
N.E.,
Washington,
D.C.
20549.
Please
call
the
SEC
at
1-800-SEC-0330
or
visit
the
SEC’s
website
for
further
information
on
its
public
reference
room.
SunEdison,
Vivint
Solar,
and
certain
of
their
respective
directors,
executive
officers
and
certain
other
members
of
management
and
employees
may
be
deemed
to
be
participants
in
the
solicitation
of
proxies
in
respect
of
the
proposed
transaction.
Information
regarding
SunEdison’s
directors
and
executive
officers
is
available
in
its
proxy
statement
filed
with
the
SEC
by
the
Company
on
April
17,
2015
in
connection
with
its
2015
annual
meeting
of
stockholders,
and
information
regarding
Vivint
Solar’s
directors
and
executive
officers
is
available
in
its
proxy
statement
filed
with
the
SEC
by
Vivint
Solar
on
April
20,
2015
in
connection
with
its
2015
annual
meeting
of
stockholders.
Other
information
regarding
the
participants
in
the
proxy
solicitation
and
a
description
of
their
direct
and
indirect
interests,
by
security
holdings
or
otherwise,
will
be
contained
in
the
prospectus
and
proxy
statement
and
other
relevant
materials
to
be
filed
with
the
SEC
when
they
become
available.

Agenda

Platform Acquisition, Business Transformation
Ahmad Chatila, CEO of SunEdison
Accelerating Value to SunEdison
Brian Wuebbels, CFO of SunEdison
Concluding Remarks & Q&A
The Vivint Solar Platform
Greg Butterfield, CEO of Vivint Solar
TerraForm Power: Establishing Significant Residential Presence
Carlos Domenech, CEO of TerraForm Power

Platform Acquisition, Business Transformation Ahmad Chatila, CEO of SunEdison

$2.2 Billion Platform Acquisition of Vivint Solar
SunEdison
extends its leadership position
•
SunEdison
to become the leading global DG solar company
2016 DG (RSC and C&I) guidance of 1,100 to 1,300 MW
•
Tremendous SUNE organic execution: run-rate >1 GW per quarter as of 4Q
2015
•
Initiate
2016
guidance
of
4,200
to
4,500
MW
–
up
50%
from
prior
outlook
•
Accelerate IDRs and realization of GP structure
Scalable platform delivering RSC CAFD of ~$630M run-rate through 2019
TerraForm
establishes significant presence in residential solar
•
Highly accretive growth: 9.5% 10-year average levered cash-on-cash yield
•
523 MW rooftop solar portfolio, delivering $81M 10-year average unlevered
CAFD
•
RSC business delivers predictable, accelerating, high-volume flow of drop downs

Transaction Overview

1.
Based on 2014 total MW installed
2.
Installed as of year-end 2015
SUNE Transaction Summary
TERP Transaction Summary
SUNE Stock
Seller Convertible Note
SUNE Cash
SUNE Capital
Non-Recourse 1
Lien Term Loan
Total Capital
TERP Stock
Total Capital
$370 M
350 M
57 M
$777 M
500 M
$1,277 M
$737 M
$962 M
SunEdison
to
acquire
the
2
nd
largest
U.S.
residential
solar
installer
(1)
TerraForm
Power to acquire 523 MW of
contracted
residential
solar
assets
(2)
Seller’s Confidence in Combined Success               Aligns Interests
Maximizes Shareholder Value
TERP Capital
$962 M
TERP HoldCo Debt
225 M
st

$4 trillion opportunity for value creation

Source: Bloomberg New Energy Finance; HIS
Note: C&I denotes Commercial & Industrial. RSC denotes Residential, Small Commercial
Cumulative Installed CAFD
$69
$85
$97
$110
$127
$142
$155
$170
$0
$20
$40
$60
$80
$100
$120
$140
$160
$180
2013
2014
2015
2016
2017
2018
2019
2020
Utility Solar
C&I
Off-Grid
Wind
RSC
($B)

Market Capitalization
SunEdison is a Top Three Renewable Energy Company…
SunEdison is a clear market leader in the renewable energy space
Source: Bloomberg as of 7/17/2015
9
($B)
North America
Europe
Asia
$0
$2
$4
$6
$8
$10
$12
$14

Source: Bloomberg as of 7/17/2015
…With a Clear Pathway to Growth…
Market Capitalization
($B)
North America
Europe
SunEdison today is developing 53 GW, equivalent to the assets held by the largest U.S. energy company
$0
$10
$20
$30
$40
$50
$60

…To Achieve Our Long-Term Objectives
Source: Bloomberg as of 7/17/2015

Market Capitalization
($B)
North America
Europe
Asia
South America
SunEdison has a 20-year growth horizon
SunEdison has a 20-year growth horizon
$0
$50
$100
$150
$200
$250
$300
$350
$400

Executing on Platform Transformation

General
Partner
Utility-Scale:
Solar/Wind
Shareholders
Third-Party Partners
(e.g. Renova, etc.)
DG:
RSC/C&I
Solar
Common Dividends
+ IDRs
Additional Vehicles
Warehouse Vehicles

Clearly Defined Roadmap to Growth

1
2
3
Funds from Operations (2014A)
($B)
North America
Europe
Significant platform CAFD visibility
Significant platform CAFD visibility
SunEdison Development Engine CAFD
(1)
(+) CAFD from Operating Assets
(2)
(+) CAFD from 3
rd
Party ROFO
(2)
Total Platform CAFD Visibility
Compared to FFO
1
2
3
Source: Bloomberg as of 7/17/2015
1.
Conversions based on SunEdison’s historical conversion rates from each category; represents unlevered CAFD
2.
Represents unlevered CAFD
$0
$1
$2
$3
$4
$5
$6
$7
$8
Duke Energy
Iberdrola
RWE
NextEra Energy
Southern
American Electric
Power
PG&E
Sempra Energy

Proven Integration Capabilities

General Partner
Utility
Shareholders
Third-Parties
DG
Common Dividends
+ IDRs
Additional Vehicles
Warehouse Vehicles
Exceptional execution culture allows for rapid integration and accelerates virtuous cycle
Exceptional execution culture allows for rapid integration and accelerates virtuous cycle
Cultural Alignment
Exceptional Management Team
Market Leader
Attractive Market Segments
+
+
+
+

Proven Ability to Capitalize on Platform Acquisitions
3.3 GW of operating/construction assets acquired to date and large development opportunity
Total:
13.5 GW
1.4 GW
10.2 GW
Operating Assets
Development Opportunities
2.8 GW
(Emerging
Markets)
7.4 GW
(OECD
Markets)
15
First Wind acquisition catalyzed our wind platform, which grew further through M&A
0.9 GW
0.5 GW
0.5 GW

Accelerating Our RSC Platform Transformation
SunEdison’s building blocks today, combined with the Vivint Solar platform, position us for accelerated growth
Sales reached
25 MW for quarter
Large-Scale
Residential Solar
Platform
Acquired EchoFirst
Developed global
platform and executed
on 39 MW
July 2013
2014
1Q 2015
Today

Accelerates growth
beyond core markets
Unlocks shareholder
value for contracted
solar assets
Opens broad pools of
capital via TerraForm
Power
Adds complementary
geographies, channels
and skill sets
Strong Strategic Rationale for Acquisition
Extends position as the
leading global DG solar
company
Adds complementary
geographies, channels
and skill sets
Expands management
capability and
bandwidth
Accelerates IDRs and
realization of GP
structure
17
Enhances portfolio scale
and diversity
Delivers DPS accretion
at attractive >9% cash-
on-cash yield
Offers high-growth,
predictable flow of drop
down assets
Provides escalating,
long-term CAFD profile

The Vivint Solar Platform Greg Butterfield, CEO of Vivint Solar

Accelerates growth
beyond core markets
Unlocks shareholder
value for contracted
solar assets
Opens broad pools of
capital via TerraForm
Power
Adds complementary
geographies, channels
and skill sets
Strong Strategic Rationale for Acquisition
Extends position as the
leading global DG solar
company
Adds complementary
geographies, channels
and skill sets
Expands management
capability and
bandwidth
Accelerates IDRs and
realization of GP
structure
19
Enhances portfolio scale
and diversity
Delivers DPS accretion
at attractive >9% cash-
on-cash yield
Offers high-growth,
predictable flow of drop
down assets
Provides escalating,
long-term CAFD profile

Management
Position
Background
Greg Butterfield
Chief Executive Officer, President & Director
Dana Russell
Chief Financial Officer & EVP
Thomas Plagemann
Executive Vice President, Capital Markets
Shawn Lindquist
Chief Legal Officer, EVP & Secretary
Dwain Kinghorn
Chief
Strategy & Innovations Officer
Chance
Allred
Senior Vice
President,
Sales
Paul
Dickson
Senior
Vice President,
Operations
Jan
Newman
Senior Vice President,
Business Development
Tessa
White
Senior Vice President, Human Resources
Experienced Management Team

Rapid Market Share Growth Through Direct-To-Home Strategy
Annual Megawatts Installed
Estimated U.S. Residential Solar Market Share
(1)
1. Source: GTM Research
494 MW
814 MW
1,231 MW
A
Enhanced sales efficiency
B
Consultative, personal sales process
C
Concentrated deployments improve operational efficiency, lower costs
D
Maximized referrals, increased sales opportunities
Vivint Solar has grown significantly faster than the overall residential solar market in the U.S.
21
2011 –
2014
CAGR: 437%
1
14
58
155
0
45
90
135
180
2011
2012
2013
2014
MW
13%
2014
1%
2012
7%
2013

Vivint Solar: Fully Integrated Platform

Design & Engineering
Financing
Installation
Monitoring & Service
Referral
Professional Consultation
End-to-end, scalable platform and internal capabilities designed to maximize long-term asset performance and value
Neighborhood-focused
direct-to-home sales
force
Proprietary design
software increases
overall efficiency
Little to no upfront
cost to the customer /
raise financing against
long term cash flows
Control every aspect of
process for customers
Real-time monitoring
enables rapid response
times
Lower customer
acquisition costs and
accelerated growth

Vivint Solar Complements Existing SunEdison Platform

Combination of platforms provides significant economies of scale
Organization
Direct-to-home sales
Sales management platform
Sales partners, e.g. REPs
Market
Presence
Low cost of capital
Global partner channels
TERP asset ownership
US
UK & Australia
ROW
Mexico
Brazil
Residential
C & I
Residential
C & I

Critical Success Factors For Competing and Winning in RSC

Strong Management Team
Brand Recognition
Software Expertise
New Product Innovation
Diversified Sales Channels
SunEdison and Vivint Solar combination creates best-in-class platform
Strong Relationship With Utilities
Geographic Expansion
Cost / Watt Overhead
Supply Chain Economies of Scale
Flexible, Low-Cost Capital

TerraForm Power: Establishing Significant Residential Presence Carlos Domenech, CEO of TerraForm Power

Accelerates growth
beyond core markets
Unlocks shareholder
value for contracted
solar assets
Opens broad pools of
capital via TerraForm
Power
Adds complementary
geographies, channels
and skill sets
Strong Strategic Rationale for Acquisition
Extends position as the
leading global DG solar
company
Adds complementary
geographies, channels
and skill sets
Expands management
capability and
bandwidth
Accelerates IDRs and
realization of GP
structure
26
Enhances portfolio scale
and diversity
Delivers DPS accretion
at attractive >9% cash-
on-cash yield
Offers high-growth,
predictable flow of drop
down assets
Provides escalating,
long-term CAFD profile

Track Record of Successful Platform Transformation

Vivint
Solar acquisition accelerates platform growth
Source: Factset as of 7/17/2015
April 1, 2015
Announced Atlantic
Power Wind acquisition
July 6, 2015
Announced Invenergy
Wind acquisition
Scalable, high-growth
platform with ongoing flow
business
Residual value of additional
opportunities
Fast growing market
segment with 37% growth
2011-2020
Best-in-class cost of capital
and acceleration of new
structures
Scale efficiencies in
systems, supply chain and
cost structure
Attractive PPA pricing
Transaction Rationale
49%
Increase
Since IPO
November 17, 2014
Announced First Wind
acquisition
Entered Wind Market
07/17/14
10/16/14
01/15/15
04/16/15
07/17/15
$20
$25
$30
$35
$40
$45
$37.20
TerraForm Power (TERP)

Vivint Solar Asset Dashboard

780+
740  -
780
700  -
740
< 700
CA
MD
MA
NY
NJ
Other
FICO Score (750+ FICO)
(2,3)
Geographic Diversity
(2)
High creditworthy customers
High creditworthy customers
Diversification across major solar states
Diversification across major solar states
1.
10-year average unlevered CAFD
2.
Based on MW
3.
Underwriting minimum FICO score of 680 depending on tax equity investor’s requirements. Reflects FICO score at underwriting
Year
End 2015
Installed Capacity
523 MW
Unlevered CAFD
(1)
$81M
10-Year Levered Cash-on-Cash Yield
9.5%
Remaining Contract Life
>19 Years
Number of Customers
77,000+
% of Systems with PPA Escalator
>99%
Average PPA Price
$0.14 / kWh

Multiple Pillars Drive Visible Growth

Sponsor
Drop Downs
New Geographies
& Third Party
M&A
Residential
~11
Operating
Warehouse
Drop Downs
~1
Channel
4 Yr GW Aggregate
~$1.1
~$0.1
Targeted CAFD ($B)
Revised
21% DPS
Growth
(+100 bps
increase)
Note: Assumes $0.10 CAFD/W
1. Source: GTM Research (estimated growth rate 2011-2020)
>300 GW 2014
Installed Base
37% Annual
Growth Rate for Resi
(1)
Additional
DPS
Growth

Increasing 2016 & Establishing 2017 DPS Guidance

Execution
CAFD Growth
DPS Growth
Raising 2016 guidance from
$1.70 to $1.75: 30% Y-o-Y growth
Establishing 2017 guidance of
$2.05, up from $2.00 target
$0.05 increase includes only initial
523 MW Vivint Solar drop down
Further enhancing growth through
residential organic engine
Significant future DPS visibility
58% 2-Year
DPS
Increase
$1.75
$0.90
$1.30
$1.35
$2.05
At IPO
Current
Dividend
2015
Guidance
2016
Revised
2017
Initiated

Enhanced CAFD Visibility to 2019

$M
>$2.3B CAFD
visibility
1.
Denotes levered CAFD. All other CAFD numbers are unlevered
2.
Excludes residential CAFD now included in Residential Engine
3.
Includes expected 10-year average unlevered CAFD (including 470 MW of Invenergy assets anticipated to be acquired by new warehouse facility and Atlantic Power assets which were previously acquired by a warehouse facility).
(3)
~$850M CAFD Needed
to Deliver Increased
2017 DPS Guidance
(2)
(2)
>$1.5B CAFD
visibility
(1)
(1)
$550
$850
$345
$0
$500
$1,000
$1,500
$2,000
$2,500
2015 CAFD
Guidance
Run-Rate &
Unlevered
Adjustments
Controlled
Vivint Solar
(0.5 GW)
RSC Engine
Total Visible
CAFD
Additional
DevCo Engine
CAFD
Total Visible
CAFD + DevCo
Engine
$225
$120
$185
$300
$81
Acquisitions
(1.5 GW)
Call Rights
(3.6 GW)

Increasing Long-Term DPS Growth Target to 21%

Execution
CAFD Growth
DPS Growth
Target DPS
Guidance DPS
1) New Residential Engine
2) New Geographies
3) M&A
CAGR
21%
$0.90
$1.30
$1.35
$1.75
$2.05
$2.38
$2.71
At IPO
Current
2015
2016
2017
2018
2019
Dividend

Accelerating Value to SunEdison Brian Wuebbels, CFO of SunEdison

Uses of Funds
TERP Stock
TERP HoldCo Debt
$737
225
Total Sources of Funds
$962
Expected Sources & Uses: $2.2B Transaction Value
34
SunEdison Purchases Vivint Solar at Acquisition Close ($M)
SunEdison Purchases Vivint Solar at Acquisition Close ($M)
TerraForm Power Purchases 523 MW of Vivint Solar Systems at Acquisition Close ($M)
TerraForm Power Purchases 523 MW of Vivint Solar Systems at Acquisition Close ($M)
TERP Purchase of 523 MW
Non-Recourse
1
st
Lien
Term
Loan
SunEdison
Stock
(1)
Seller
Convertible Note
SunEdison
Cash
$922
500
370
350
57
Total Sources of Funds
$2,199
Purchase of Vivint Solar
Repayment of Debt
$1,898
263
Transaction Costs
38
Total Uses of Funds
$2,199
Uses of Funds
Purchase of 523 MW
Transaction Costs
$922
40
Total Uses of Funds
$962
Sources of Funds
1.
$19 million of SUNE stock issued to employees for vested RSUs one-month post-close.
2.
Includes bridge financing and M&A / advisory fees of $24 million and capital raising fees of $14 million for SUNE.
3.
Includes bridge financing and M&A / advisory fees of $11 million and capital raising fees of $29 million for TERP.
4.
TERP HoldCo debt based on ~3.0x 10-year unlevered CAFD of $81M.
(3)
(2)
SunEdison’s portion of the consideration consists of $777 million
SunEdison’s portion of the consideration consists of $777 million
(4)
Uses of Funds
Uses of Funds
Sources of Funds

Transaction Consideration Breakdown

TERP
Consideration
(1)
3
rd
Party
Capital Raise
(1)
SUNE
Consideration
SunEdison’s portion of the consideration limited to $6.75 per Vivint Solar share
Acquisition of 523
MW of systems
Non-recourse
1
lien term loan
Seller convertible
note
Total Consideration
per VSLR Share
SUNE equity
SUNE cash on
balance sheet
1.
Includes pay-down of Vivint Solar debt and, for third party capital raise only, certain transaction costs
$16.50
$6.75
$3.45
$6.29
st

Guidance and Future Outlook

Note: MW-ac for wind assets and MW-dc for solar assets
1.
Represents the average of Wall Street research estimates
Up 50% from prior outlook
Up 50% from prior outlook
2016 growth
driven by
acceleration
of organic
development
2015
Previous
Revised
Guidance
(MW)
2016
(MW)
2016
(MW)
Total
2,100
–
2,300
2,800 -
3,000
4,200 –
4,500
Utility
1,700
–
1,900
N/A
3,000
–
3,300
DG
380
–
420
N/A
1,100
–
1,300

Targeting Rapid, Global Scale

Vivint
Solar acquisition accelerates SunEdison’s
development engine
Cumulative MW
283
430
537
1,048
2,100 –
2,300
2,800 –
3,000
4,200
–
4,500
38
110
1.
CAGR calculated utilizing midpoint in 2016
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
2009
2010
2011
2012
2013
2014
2015E
2016E
2016
Previous
MW Range

Value of SunEdison’s GP Platform

$M
0
100
200
300
400
500
600
700
2015
2016
2017
2018
2019
Standalone
Vivint Solar
TerraForm expected to reach high IDR split in mid-2016
TerraForm expected to reach high IDR split in mid-2016
Pro
Forma Dividend + IDR Value Per SUNE Share
$ / share
Growth Rate
2.0%
2.5%
3.0%
5.0%
$64
$76
$94
6.0%
$47
$53
$62
7.0%
$37
$41
$46

Vivint
Solar Acquisition Expected to Add $3B Value to SunEdison
Pro Forma Combined
39
Standalone
40x GP
Multiple
~$417M
$335M
~$82M
$16B
$13B
$3B
$42
$53
$11
Expected 2018
IDR / Dividends
to SUNE
Value Created
Value Created /
Share
GP model enhances shareholder value from accretive acquisitions

Accelerates growth
beyond core markets
Unlocks shareholder
value for contracted
solar assets
Opens broad pools of
capital via TerraForm
Power
Adds complementary
geographies, channels
and skill sets
Strong Strategic Rationale for Acquisition
Extends position as the
leading global DG solar
company
Adds complementary
geographies, channels
and skill sets
Expands management
capability and
bandwidth
Accelerates IDRs and
realization of GP
structure
40
Enhances portfolio scale
and diversity
Delivers DPS accretion
at attractive >9% cash-
on-cash yield
Offers high-growth,
predictable flow of drop
down assets
Provides escalating,
long-term CAFD profile

Concluding Remarks & Q&A

Appendix

TerraForm Reg. G: Reconciliation to CAFD
1.
Primarily represents contributions received from SunEdison pursuant to the Interest Payment Agreement, which we expect will be satisfied in August, 2017 upon the scheduled interest payment on the Senior Notes
43
(in thousands)
Year Ended December 31,
2015
Adjustments to reconcile net cash provided by operating activities to cash available for distribution:
Net cash provided by operating activities
$
265,900
Changes in assets and liabilities
(8,500)
Deposits into/withdrawals from restricted cash accounts
15,200
Cash distributions to non-controlling interests
(23,300)
Scheduled project-level and other debt service and repayments
(35,800)
Non-expansionary capital expenditures
(13,000)
Contributions received pursuant to agreements with SunEdison (1)
16,500
Other
8,000
Estimated cash available for distribution
$
225,000